UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreements

On August 9, 2023, (i) Recruiter.com Consulting, LLC (“Recruiter Consulting”), a Texas limited liability company and a wholly owned subsidiary of Recruiter.com Group, Inc. (the “Company”), and Insigma, Inc., a Virginia corporation ("Insigma") and a wholly owned subsidiary of Futuris Company, a Wyoming corporation (“FTRS”), entered into an asset purchase agreement (the “Insigma Agreement”) and (ii) Recruiter Consulting and Akvarr, Inc., a Delaware corporation (“Akvarr”) and a wholly owned subsidiary of FTRS, entered into an asset purchase agreement (the “Akvarr Agreement” and, together with the Insigma Agreement, collectively the “Agreements”). Upon the terms and subject to the conditions of the Agreements, Recruiter Consulting agreed to sell its right, title, and exclusive interest in certain client contracts and associated staff, contractors, business information, and relationships related thereto (collectively, the "Acquired Assets") to Insigma and Akvarr (the “Disposition”).

As consideration for the Acquired Assets, and upon completion of the assignment of certain Acquired Assets to Insigma, Insigma shall issue to Recruiter Consulting a number of shares of common stock of FTRS equal to $500,000 based on the 30 day Volume Weighted Average Price (VWAP) preceding the Closing Date (as defined in the Insigma Agreement). The Insigma Agreement also provides for the payment of up to $2,000,000 of additional cash consideration as an earnout payment to Recruiter Consulting, which shall be payable in monthly installments beginning 30 days from the Closing Date and based on the Gross Margin (as defined in the Insigma Agreement) generated by the Acquired Assets.

The Agreements contain customary representations, warranties, and covenants of the parties for a transaction of this type. Recruiter Consulting has also agreed to certain post-closing obligations, including non-solicitation covenants and confidentiality provisions.

The foregoing description of the Agreements does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Agreements, copies of which are filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to Notes

The disclosures in Item 2.03 below are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on August 17, 2022, the Company sold to Calvary Fund I LP (“Calvary”) a 10.0% Original Issue Discount Promissory Note, in the principal amount of $800,000 (the “First August Note”) and on August 30, 2022, the Company sold to Calvary a 10.0% Original Issue Discount Promissory Note, in the principal amount of $200,000 (the “Second August Note” and, collectively with the First August Note, the “Notes”).

On August 7, 2023, the Company and Calvary amended the Notes by entering into an amendment (the “Amendment”)  to extend the maturity date of the Notes by 180 days from their original maturity dates of August 17, 2023 and August 30, 2023, respectively, in exchange for, at the sole discretion of the Company within 90 days either (i) issuing to Calvary such number of shares of Company common stock valued at $50,000 on the date of issuance, and (ii) paying to Calvary $50,000 in cash.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1, attached hereto.

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Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed combined financial information of the Company giving effect to the Disposition is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of August 9, 2023, by and between Recruiter Consulting, LLC and Insigma, Inc.
2.2*	Asset Purchase Agreement, dated as of August 9, 2023, by and between Recruiter Consulting, LLC and Akvarr, Inc.
10.1	Amendment to Calvary Notes Agreements, dated August 7, 2023, by and between Recruiter.com Group, Inc. and Calvary Fund I LP.
99.1	Unaudited pro forma condensed consolidated financial information.
104	Cover Page Interaction Data File (embedded within the Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2023

Recruiter.com Group, Inc.

/s/ Miles Jennings
Miles Jennings
Chief Executive Officer

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